Exhibit 99.1
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                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                                            Timothy Kasmoch, CEO
                                                 info@nviro.com   (419) 535-6374
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N-Viro International Corporation Announces 2nd Quarter 2007 Results and Progress

Toledo Ohio, Wednesday, August 15, 2007 - N-Viro International Corp. (OTC BB/NVIC.OB) ("N-Viro") announced today their unaudited financial results for the quarter ending June 30, 2007, which were set forth in N-Viro's Form 10-QSB filed with the SEC on August 14, 2007.

Mr. Timothy Kasmoch, President and CEO of N-Viro International stated, "Even though N-Viro is still operating at a loss, we are committed to our restructuring efforts and we strongly believe we will be profitable in the near future. We believe the restructuring will lead the Company to become a strong operational entity and offer N-Viro a position of greater control."

"Considerable investment in our transportation subsidiary, Bio Mineral Transportation, LLC, in both Ohio and Florida has delivered net profits for our transportation business for the first six months of 2007 of approximately $38,000. Likewise, after only six months, our investment in Florida has provided tremendous improvements over 2006 results. We are very pleased with the performance of both of these businesses, and believe all of our operations will have similar success through our continuing restructuring efforts."

Continued Kasmoch, "We have also been making significant progress in the commercialization of our patented N-Viro Fuels technology. The company has been aggressively negotiating with energy companies and municipal entities to build and operate facilities to utilize our "green technology." We are hopeful these negotiations result in commitments in the near future."

About  NVIC
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N-Viro  International  Corporation  develops  and  licenses  its  technology  to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com
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Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-KSB, its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.